UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

J. ALEXANDER’S HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SECOND SUPPLEMENT TO PROXY STATEMENT

The purpose of this second supplement to the Proxy Statement is to provide supplemental disclosure as described below. The following information amends, supersedes and supplements information in the Definitive Proxy Statement filed by J. Alexander’s Holdings, Inc. (“the Company”) with the Securities and Exchange Commission (the “Commission”) on December 21, 2017 (the “Proxy Statement”) and the First Supplement to the Proxy Statement filed by the Company with the Commission on January 22, 2018 (the “First Supplement”) relevant to the applicable topic. Page numbers refer to the principal discussion of such topic in the Proxy Statement. Capitalized terms used herein but not defined shall have the same meanings ascribed to such terms in the Proxy Statement.

Shareholder Approval of Proposal 4 No Longer a Condition to Closing

The Company and Sellers have entered into an Amendment No. 1 to Agreement and Plan of Merger. The Board deemed it advisable and in the best interest of the Company and its shareholders to amend the Merger Agreement in order to eliminate the condition to Closing that the Company obtain shareholder approval of the CSAA Amendment (as defined in the Proxy Statement, and also referred to as Proposal 4), which requires the affirmative vote of holders of 66 2/3 percent of the outstanding shares of the Company’s Common Stock. If approved, the proposal would amend Section 13 of the Company’s Amended and Restated Charter in order to eliminate the applicability of the Tennessee Control Share Acquisition Act (“CSAA”). Proposal 4 remains on the ballot but the approval of Proposal 4 is no longer a condition to the consummation of the Transactions.

The Transactions will only be consummated if Proposals 1, 2, 3A, and 3B are approved by the shareholders as presented in the Proxy Statement. In particular, the required approval of Proposal 2 by the disinterested shareholders has not changed and remains a condition to the consummation of the Transactions.

On January 26, 2018, the Sellers through their counsel proposed that the Merger Agreement be amended such that Proposal 4, the CSAA Amendment, no longer remain a condition to the closing of the Transactions. Sellers were willing to make the Transactions conditioned on the shareholders’ approval of Proposals Nos. 1, 2, 3A and 3B only. In the course of discussions between Sellers and the Company, and their respective representatives, Sellers noted that from their point of view, the CSAA Amendment was favorable to them but not necessary, and they understood that shareholders may prefer that the Company retain the protections of the CSAA.

On January 28, 2018, the Board of Directors considered and discussed the effects of this proposed amendment to the Merger Agreement. The Board of Directors determined that removing the closing condition, as proposed by Sellers, would be in the interests of the shareholders of the Company, since it would have the effect of allowing the shareholders to vote “No” on Proposal 4 and thereby leave the CSAA provision in the Charter, while still allowing the Transactions to close. Leaving the CSAA provision in the Charter could have the effect of restricting the voting rights of shares of the Company’s common stock acquired in a control share acquisition, including shares that might be acquired by Sellers after the Closing not in connection with the Transactions.

Thus, the amendment to Section 13 of the Charter indicated on page B-1-6 of the appendices to the Proxy Statement will not be made unless Proposal 4 is approved, but this approval is not a condition to Closing. The Transactions would still be conditioned on each of Proposals 1, 2, 3A and 3B being approved. Any statement in the proxy materials to the effect that the Merger will only occur if Proposals 1, 2, 3A, 3B and 4 are approved or indicating other cross-conditionality is amended to indicate that the Merger will only occur if Proposals 1, 2, 3A, and 3B are approved by the shareholders. This includes such statements on pages 2, 4, 9, and 32 of the Proxy Statement and in the notice.

As a ministerial matter, the Company had also proposed as part of the CSAA Amendment to delete from the Charter a provision that had sunsetted, and was never in effect at any time following adoption of the Company’s current Amended and Restated Charter (section 15, which is struck in the blacklining on page B-1-6 of the appendices to the Proxy Statement). This provision, had it been in effect, would have enabled shareholders of the Company to act upon less than unanimous written consent (rather than only upon unanimous written consent or at a properly convened shareholders meeting for the purpose of taking such action) if the Company had been a “controlled company” under NYSE rules at the time of the Spin-off, and for so long as the Company remained a “controlled company” under NYSE rules. Because the Company was not a “controlled company” under NYSE rules at the time of the Spin-off, this provision had no effect. While this provision will remain in the Charter if Proposal 4 is not approved, this provision will continue to have no effect.

Adjournment of Special Meeting

On January 30, 2018, the Company announced that the Special Meeting of the Company’s Shareholders (the “Special Meeting”) held on January 30, 2018 at 2:00 PM Central Standard Time was convened and adjourned, without any formal business being conducted other than the adjournment, to allow additional time for shareholders to consider the supplementary information in this Second Supplement to the Proxy Statement and to solicit more votes from shareholders. At the Special Meeting, Lonnie J. Stout II, the Company’s Chief Executive Officer and Chair of the Special Meeting, announced that the Special Meeting would reconvene on February 1, 2018 at 2 p.m., Central Standard Time, at the same location, Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203. There was no change to the Record Date.

Shareholders are reminded that their vote is important and are encouraged to vote at their earliest convenience. Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in the Proxy Statement.

To learn more about the transaction, please visit www.jalexandersand99.com.

If shareholders have questions, or need assistance in voting shares, please call: Georgeson LLC, (866) 432-2791.

Other than as described above, the terms of the Transactions, as described in the Proxy Statement, as previously supplemented, remain unchanged and in effect. The Company encourages you to read this Second Supplement to the Proxy Statement in conjunction with such Proxy Statement and the First Supplement. If you have any questions concerning the Transactions, the Special Meeting or this supplement to the Proxy Statement, please contact Georgeson LLC, the Company’s proxy solicitor, toll-free at (866) 432-2791.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any of this information at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The Commission also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including the Company, who file electronically with the Commission. The reports and other information filed by the Company with the Commission are also available at the Company’s website. The address of the site is: http://investor.jalexandersholdings.com. The web addresses of the Commission and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the Commission allows the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to its shareholders by referring its shareholders to other documents that the Company filed separately with the Commission. The Company shareholders should consider the incorporated information as if the Company reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the Commission and any future filings made with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of the Special Meeting (excluding any information “furnished” but not “filed”). These documents contain important information about the Company, its financial condition or other matters.

•	The First Supplement to the Proxy Statement on Schedule 14A, filed with the Commission on January 22, 2018.

•	The Definitive Proxy Statement on Schedule 14A, filed with the Commission on December 21, 2017.

•	Annual Report on Form 10-K for the fiscal year ended January 1, 2017, filed with the Commission on March 16, 2017.

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2017, July 2, 2017 and October 1, 2017, filed with the Commission on May 11, 2017, August 11, 2017 and November 9, 2017, respectively.

•	The information in the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2017, to the extent that information included therein is deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended.

•	Current Reports on Form 8-K, filed with the Commission on June 1, 2017, August 4, 2017, August 7, 2017 and January 30, 2018.

4